                                  ACE LIMITED

                                Ordinary Shares


                             UNDERWRITING AGREEMENT
                             ----------------------

          1. Introductory. ACE Limited, a Cayman Islands company ("Company"), proposes to issue and sell from time to time 18,975,000 shares of its ordinary shares (par value $0.041666667) ("Registered Securities"). Particular offerings of the Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of offering determined at the time of sale.

          The Registered Securities involved in any such offering are hereinafter referred to as the "Offered Securities." The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the "Underwriters" of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives," provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 2(b), 5(c) and 6 and the second sentence of Section 3), shall mean the Underwriters.

          2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

               (a) A registration statement (No. 333-49257) relating to the Registered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, as amended at the time of any Terms Agreement referred to in Section 3, is hereinafter referred to as the "Registration Statement," and the prospectus included in such Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act of 1933 ("Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

               (b) On the effective date of the registration statement relating to the Registered Securities, such registration statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading, and on the date of each Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

               (c) The Company has been duly organized and is subsisting and in good standing under the laws of the Cayman Islands, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

               (d) Each subsidiary of the Company which is a corporation has been duly incorporated or organized and is an existing corporation in good standing (to the extent such jurisdiction recognizes such concept) under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and each such subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each such subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and all of the issued and outstanding capital stock of each such subsidiary is owned by the Company, directly or through subsidiaries, other than ACE Staff Corporate Member Ltd., except for de minimis shareholdings as required to comply with applicable law, and such capital stock, is owned free from liens, encumbrances and defects (except for restrictions or transferability on the ordinary shares of ACE Insurance (as defined below) and CODA (as defined below) prior to approval by the Bermuda Monetary Authority).

               (e) Each subsidiary of the Company which is a partnership has been duly formed and is an existing partnership under the laws of the jurisdiction of its formation, with power and authority to own its properties and conduct its business as described in the Prospectus; and each such subsidiary of the Company is duly qualified to do business in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect; all of the outstanding equity interests of each such subsidiary of the Company have been duly authorized and validly issued; and all of the equity interests of each such subsidiary are owned by the Company, directly or through subsidiaries, free from liens, encumbrances and defects (other than immaterial amounts necessary to comply with applicable law).

               (f) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with the Terms Agreement on the Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities.

               (g) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

               (h) The Offered Securities have been approved for listing on the New York Stock Exchange Inc. subject to notice of issuance.

               (i) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act, such filing of the Prospectus as has been made with the Bermuda Registrar of Companies under the Companies Act 1981 of Bermuda and such as may be required under state securities laws.

               (j) Except as disclosed in the Prospectus, under current laws and regulations of the Cayman Islands and Bermuda and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities may be paid by the Company to the holder thereof in United States dollars and freely transferred out of the Cayman Islands or Bermuda and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands or Bermuda will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or Bermuda or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or Bermuda or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or Bermuda or any political subdivision or taxing authority thereof or therein.

               (k) The execution, delivery and performance of the Terms Agreement (including the provisions of this Agreement) and the issuance and sale of the Offered Securities, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or (B) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (C) the organizational documents of the Company or any such subsidiary, except, in the case of clauses (A) and (B) only, such breaches, violations, or defaults as would not have a Material Adverse Effect, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

               (l) The Terms Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Company.

               (m) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

               (n) Each of A.C.E. Insurance Company, Ltd. ("ACE Insurance"), Corporate Officers & Directors Assurance Ltd. ("CODA"), CAT Limited ("CAT") and Tempest Reinsurance Company Limited ("Tempest") (the "Bermuda Insurance Subsidiaries") is duly registered as an insurer and is subject to regulation and supervision in Bermuda; each of Westchester Fire Insurance Company, Westchester Surplus Lines Insurance Company and Industrial Underwriters Insurance Company (the "U.S. Insurance Subsidiaries" and together with the Bermuda Insurance Subsidiaries and the U.K. Insurance Subsidiaries, the "Insurance Subsidiaries") is duly registered as an insurer and subject to regulation and supervision in New York, Georgia and Texas, respectively; each of the Company and the Insurance Subsidiaries is duly licensed or admitted as an insurer or an insurance holding company (as applicable) in each jurisdiction outside its jurisdiction of organization where it is required to be so licensed to conduct its business as described in the Prospectus, except for where the failure to be so licensed or admitted would not have a Material Adverse Effect; each of the Company and the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, certificates and permits, of and from, and has made all declarations and filings with, all insurance authorities, commissions or other insurance regulatory bodies to conduct their respective businesses as described in the Prospectus, except for where the failure to have such authorizations, approvals, orders, certificates and permits, or to make such declarations and filings, would not have a Material Adverse Effect; all of such authorizations, approvals, orders, certificates and permits are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor the Insurance Subsidiaries has received any notification from any insurance authority, commission or other insurance regulatory body to the effect that any additional authorization, approval, order, license, certificate or permit from such authority, commission or body is needed to be obtained by any of the Company or the Insurance Subsidiaries, except for any authorization, approval, order, license, certificate or permit from any such authority, commission or body the failure of which to obtain, singly or in the aggregate, would not have a Material Adverse Effect.

               (o) Each of the Company and its Insurance Subsidiaries is in compliance with all applicable insurance statutes and regulations and has filed all reports, documents or other information required to be filed under such statutes and regulations, except where the failure to comply or file would not have a Material Adverse Effect; and each of the Company and its Insurance Subsidiaries is in compliance with the insurance laws and regulations of other jurisdictions which are applicable to the Company and the Insurance Subsidiaries (as the case may be), except where the failure to comply would not have a Material Adverse Effect.

               (p) Except as set forth in the Registration Statement and the Prospectus, no authorization, approval or consent of any governmental authority or agency is required (other than any license as an insurer or insurance holding company as referred to in paragraph (n) above and other than those which have already been obtained) under the laws of any jurisdiction in which the Company or any of its subsidiaries conduct their respective businesses in connection with the ownership, directly or indirectly, by the Company of equity interests in any subsidiary or the repatriation of any amount from or to the Company or any of the subsidiaries, except to the extent that the failure to obtain such authorization, approval or consent would not have a Material Adverse Effect.

               (q) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Terms Agreement (including the provisions of this Agreement) or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the Company's knowledge, threatened or contemplated.

               (r) The financial statements included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

               (s) The description of the Company's reserves and reserving methodology and assumptions described in the Prospectus is accurate and fairly presents the information set forth therein in all material respects and, since December 31, 1997, no loss experience has developed which would require or make it appropriate for the Company to alter or modify such methodology.

               (t) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus (i) neither the Company nor any of its subsidiaries has sustained any material loss or material interference with its business from any action, notice, order or decree from an insurance regulatory authority and (ii there has been (A) no material adverse change in case reserves or losses or loss expense or (B) no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, or results of operations of the Company and its subsidiaries taken as a whole, and (iii) except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

               (u) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

          3. Purchase, Sale and Delivery of Offered Securities. The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications ("Terms Agreement") at the time the Company determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the number of shares to be purchased by each Underwriter and the purchase price to be paid by the Underwriters. The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Underwriter first named in the Terms Agreement (the "Lead Underwriter") and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus.

          The certificates for the Offered Securities delivered to the Underwriters on the Closing Date will be in definitive form, in such denominations and registered in such names as the Lead Underwriter requests.

          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

          5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

               (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable, subparagraph (5)) of Rule 424(b) not later than the second business day following the execution and delivery of the Terms Agreement.

               (b) The Company will advise the Lead Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus

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and will afford the Lead Underwriter a reasonable opportunity to review and comment upon such proposed amendment or supplement; and the Company will also advise the Lead Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

               (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Lead Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Lead Underwriter's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
Section 6.

               (d) As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of
Section 11(a) of the Act.

               (e) The Company will furnish to the Representatives copies of the Registration Statement (two of which will be signed and will include all exhibits), any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Lead Underwriter requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of the Terms Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

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               (f) The Company will arrange for the qualification of the Offered
Securities for sale under the laws of such jurisdictions as the Lead Underwriter designates and will continue such qualifications in effect so long as required for the distribution provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Offered Securities) or subject itself to any taxation in respect of doing business.

               (g) During the period of two years after the date of any Terms Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders.

               (h) The Company will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement), for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Lead Underwriter designates and the printing of memoranda relating thereto, for the filing fee incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

               (i) The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of the Terms Agreement (including the provisions of this Agreement). All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

               (j) For a period of 90 days after the date of the initial public offering of any Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional ordinary shares or securities convertible into or exchangeable or exercisable for any ordinary shares, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Lead Underwriter, other than (x) issuances of ordinary shares, options, or other securities or rights pursuant to any employee or director compensation, options, savings, benefit or other plan of the Company, (y) any issuance upon exercise, conversion or exchange of any securities or obligations outstanding on the date hereof and (z) any issuances of equity securities as consideration for an acquisition.

               (k) The Company will use its best efforts to provide to shareholders the information required by shareholders to complete their U.S. income tax returns in the manner specified in the Prospectus and, to that end, to (i) send a letter shortly after the end of each fiscal year asking each corporate policyholder to represent whether the insured or any director or officer of the insured was a U.S. shareholder of the Company, within the meaning of Section 953(c)(1)(A) of the Internal Revenue Code of 1986 (the "Code"), or related to a U.S. shareholder of the Company at any time during the preceding 12 months or to use another method which the Company reasonably believes will elicit similar information; (ii) if the gross "related person insurance income" ("RPII") of either of the Insurance Subsidiaries for any fiscal year is 20% or more of such Insurance Subsidiary's gross insurance income within the meaning of
Section 953(c)(3)(B) of the Code, send a letter shortly after the end of such fiscal year to all record owners (other than The Depository Trust Company ("DTC") and DTC participants) asking them to notify the Company's transfer agent (on a form attached to the letter) within 30 days of the percentage of shares held by them that are beneficially owned by U.S. persons, the percentage that are beneficially owned by non-U.S. persons, and the percentage for which beneficial ownership is not known; and (iii) if the gross RPII of either of the Insurance Subsidiaries for any fiscal year is 20% or more of such Insurance Subsidiary's gross insurance income within the meaning of Section 953(c)(3)(B) of the Code, (A) prepare IRS Form 5471 (or any successor form) with all Insurance Subsidiary information and (B) as soon as practicable after the end of such fiscal year, send copies of Form 5471 and a letter instructing U.S. shareholders how to complete Form 5471 to all record owners (other than DTC and DTC participants).

          6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy in all material respects of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder in all material respects and to the following additional conditions precedent:

               (a) On or prior to the date of the Terms Agreement, the Representatives shall have received a letter, dated the date of delivery thereof of Coopers & Lybrand L.L.P. confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                    (i) in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                    (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements included in the Registration Statement;

                    (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                         (A) the unaudited financial statements included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                         (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of the Terms Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                         (C) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales, net operating income or in the total or per share amounts of consolidated net income, except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                    (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

          All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statements for purposes of this subsection.

               (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

               (c) Subsequent to the execution and delivery of the Terms Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the financial condition business or results of operations of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (ii any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv any banking moratorium declared by U.S. federal, New York or Bermuda authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

               (d) the Representatives shall have received on the Closing Date a signed opinion of Maples and Calder, Cayman Islands counsel for the Company, dated the Closing Date, to the effect that:

                    (i) the Company has been duly incorporated and is validly existing and in good standing as an exempted company, under the laws of the Cayman Islands, and has the corporate power and corporate authority to own, lease and operate its property, and to conduct its business, as described in the Registration Statement and the Prospectus;

                    (ii) the authorized share capital of the Company, as set out in its Memorandum of Association, conforms as to legal matters to the description thereof contained in the Registration Statement and the Prospectus; all of the Company's Ordinary Shares have been duly and validly authorized and issued by the Company and are registered in the books of the Company as fully paid; on the basis that the contractual subscription price of all such Ordinary Shares is fully paid in cash (or equivalent consideration approved by the Directors), such ordinary Shares issued may properly be credited as fully paid under Cayman Islands law and, as the Company has been established on the basis that the liability of its shareholders is limited to the amount, if any, unpaid on their Shares (see Clause 5 of the Memorandum of Association), there is no rule of Cayman Islands law that would impose any further liability on persons holding Ordinary Shares in the Company, merely by reason of such shareholding; so far as Cayman Islands law is concerned, the registered holders have good and valid title to their respective Ordinary Shares on the assumption that they have not entered into any liens, encumbrances, equities or claims which could give rise to any equitable interest on the part of any third party in respect of such Ordinary Shares; and the holders of Ordinary Shares are not subject to any pre-emptive rights under the laws of the Cayman Islands or the Company's Memorandum and Articles of Association;

                    (iii) the Terms Agreement, including the provisions of this Agreement, have been duly authorized, executed and delivered by the Company;

                    (iv) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Terms Agreement, including the provisions of this Agreement, and the consummation by the Company, of the transactions contemplated by the Terms Agreement, including the provisions of this Agreement, do not (A) violate any provision of the Articles of Association of the Company; (B) contravene any provision of any law, public rule or regulation of the Cayman Islands applicable to the Company; (C) to the best of such counsel's knowledge, contravene any existing published order or decree of the courts of the Cayman Islands by which the Company is bound or by which its properties or assets may be affected; or (D) require any consent, approval or authorization or order of, or qualification with any Cayman Islands governmental agency in connection with the offer and sale of the Offered Securities;

                    (v) to the best of such counsel's knowledge, but based only upon a search of the cause list at the offices of the Grand Courts of the Cayman Islands, there was no action, suit or proceeding before the courts of the Cayman Islands at the close of business on a recent date;

                    (vi) all statements made in the Prospectus with regard to statutes, regulations, rules, treaties and other laws of the Cayman Islands (including, but not limited to, insurance, regulatory and tax matters and the Companies Law (1995 Revision) of the Cayman Islands) and enforcement of judgments in the Cayman Islands are accurate;

                    (vii) pursuant to this Agreement, and to the extent that the laws of the Cayman Islands are relevant, the Company has legally, validly, effectively and irrevocably submitted to the jurisdiction of the federal and state courts of the United States having jurisdiction in the State of New York, County of New York, and has legally, validly and effectively appointed CT Corporation System as the authorized agent of the Company for the purposes described in Section 14 of this Agreement assuming this to be the case as a matter of the applicable federal and state laws;

                    (viii) the choice of the laws of New York, United States of America as the governing law of this Agreement is a valid and effective choice of law and in an action brought before a court of competent jurisdiction in the Cayman Islands, the laws of New York would, to the extent specifically pleaded and proved as a fact by expert evidence, be recognized and applied by such court to all issues concerning the formal and essential validity of the Agreement and the interpretation thereof, except that in any such action such court will apply those laws of the Cayman Islands as such court characterizes as procedural and will not apply those laws of New York as such court characterizes as procedural;

                    (ix) although there is no statutory enforcement in the Cayman Islands of a judgment obtained in New York, the courts of the Cayman Islands will recognize and enforce a foreign judgment of a court of competent jurisdiction, based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided such judgment is final, for a liquidated sum, not in respect of taxes or a fine or penalty, and was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands; a Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere; for the purposes of enforcement of a judgment granted against the Company in respect of this Agreement, a court in the Cayman Islands would recognize the jurisdiction of the applicable federal or state court to the jurisdiction of which the Company has submitted rendering such judgment if service of process on the Company is effected pursuant to and in accordance with the provisions of this Agreement; and

                    (x) on the basis that the Company carries on its business as set forth in the Prospectus, there is not requirement that it be licensed under the Insurance Law, 1979, as amended of the Cayman Islands.

               (e) the Representatives shall have received on the Closing Date a signed opinion of Conyers Dill & Pearman, Bermuda counsel for the Company, dated the Closing Date, to the effect that:

                    (i) each of ACE Insurance, CODA, Tempest and CAT (A) is validly existing under the laws of Bermuda as a company with limited liability and is in good standing under the laws of Bermuda (meaning that such company has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fee or tax, the failure of which would make such company immediately liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda) and (B) the corporate objects and powers contained in the Memorandum of Association of each of CODA, Tempest and CAT are sufficient to allow them to carry on their business and to own, lease and operate its properties as both are described in the Prospectus;

                   (ii) based solely upon a certified copy of the Register of Members for ACE Insurance, CODA, Tempest and CAT without further inquiry, (a) all of the issued shares in the share capital of ACE Insurance have been duly and validly authorized and issued and are fully paid and nonassessable (meaning that, subject to the common law doctrine of "piercing the corporate veil" and to any agreement to the contrary between the registered holders and the Company, no further sums are required to be paid by the holders thereof in connection with the issue of such shares); and (b) the Company is the registered holder of all the issued shares of such Company (except for a de minimis number of shares necessary to comply with applicable law); and (c) based solely upon the Register of Charges, and without further enquiry, there are no registered liens, encumbrances, equities or claims in the Register of Charges in respect of those shares;

                    (iii) each of ACE Insurance, CODA, CAT and Tempest is duly registered as an insurer under the Insurance Act 1978 (Bermuda) and the regulations promulgated thereunder (together, the "Insurance Act") and as so registered, ACE Insurance, CODA and Tempest each may conduct that insurance business which it is described in the Prospectus as carrying on; and, based solely on the Certificates of Compliance and without independent inquiry, each of ACE Insurance, CODA, Tempest and CAT has filed with the appropriate Bermuda governmental authority all reports, documents or other information required to be filed under the Insurance Act;

                    (iv) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Terms Agreement, including the provisions of this Agreement and the consummation by the Company of the transactions contemplated by the Terms Agreement, including the provisions of this Agreement, do not and will not (A) violate any provision of the Memorandum of Association or Bye-laws of each of ACE Insurance, CODA, Tempest, and CAT (collectively, the "Bermuda Subsidiaries"); (B) contravene any provision of any of those laws, rules and regulations of Bermuda which, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement, except that such counsel need not express any opinion in this paragraph with respect to Bermuda securities laws; (C) based solely upon the Cause Book and without further inquiry, contravene any judgment, order or decree by the Bermuda Supreme Court against the Company or the Bermuda Subsidiaries; (D) based solely upon the Register of Charges and without further inquiry, conflict with, result in any breach of or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right to accelerate the maturity or require the prepayment of any registered charge recorded in the Register of Charges against the Company or the Bermuda Subsidiaries; or (E) require any consent, approval or authorization or order of, or qualification with any Bermuda governmental agency, except such as have been obtained under the applicable securities laws of Bermuda in connection with the offer and sale of the Securities (as defined in this Agreement);

                    (v) based solely upon the Cause Book and without further enquiry, there is no action, suit or proceeding now pending before the Bermuda Supreme Court against the Company, ACE Insurance, Tempest or CODA or any of their respective properties; and

                    (vi) all statements (but excluding those statements forming a part of financial information or accounts) made in the Registration Statement and Prospectus with respect to statutes, regulations, rules, treaties and other laws of Bermuda (including, but not limited to, statements made with respect to the Insurance Act and Bermuda tax matters) fairly and accurately present the information set forth therein and such counsel's opinion as to such matters.

               (f) the Representatives shall have received on the Closing Date a signed opinion of Peter N. Mear, Esq., General Counsel of the Company, dated the Closing Date, to the effect that:

                    (i) the Company is qualified to do business, and is in good standing, as a foreign corporation, under the laws of each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing, would not singly or in the aggregate have a Material Adverse Effect;

                    (ii) each of the Subsidiaries is qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified, would not singly or in the aggregate have a Material Adverse Effect;

                    (iii) except as set forth in the Registration Statement and the Prospectus, such counsel does not know of any outstanding (A) securities or obligations of the Company convertible into or exchangeable for any shares of capital stock of the Company or any Subsidiary; (B) rights, warrants or options to acquire or purchase from the Company any shares of capital stock of the Company or any such convertible or exchangeable securities or obligations; or (C) obligations or understandings of the Company to issue or sell any shares of capital stock of the Company or any Subsidiary, any such convertible or exchangeable securities or obligations, or any such warrants, rights or obligations; and

                    (iv) to the best of such counsel's knowledge, and other than as disclosed in the Prospectus and based solely on a certificate of officers of the Company, and without independent inquiry, there are no threatened legal proceedings against the Company and its subsidiaries which if determined adversely to any such company, would have a Material Adverse Effect.

               (g) the Representatives shall have received on the Closing Date a signed opinion of Mayer, Brown & Platt, United States counsel for the Company, dated the Closing Date, to the effect that:

                    (i) ACE USA is duly incorporated and is validly existing as corporations in good standing as a corporation under the laws of the State of Delaware;

                    (ii) the execution and delivery by the Company of, and the performance by the Company of its respective obligations under, the Terms Agreement, including the provisions of this Agreement, and the consummation by the Company of the transactions contemplated by the Terms Agreement, including the provisions of this Agreement, do not and will not (A) contravene any provision of any United States federal or New York State law, rule and regulation, in each case which, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement ("United States Applicable Laws"), except that such counsel need not express any opinion in this paragraph with respect to United States federal or state securities laws; (B) contravene any judgment, order or decree known to such counsel without independent inquiry of any United States federal or New York State court or governmental agency or body having jurisdiction over the Company or the Subsidiaries or by which the Company or the Subsidiaries is bound or by which their properties or assets may be affected; (C) conflict with, result in any breach of or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness or the purchase of any capital stock under, or result in the creation or imposition of any lien, charge or encumbrance upon any material properties or assets of the Company or its Subsidiaries, pursuant to the terms of any agreement filed as an exhibit to the Annual Report on Form 10-K or the certificate of incorporation or bylaws of ACE USA and its subsidiaries, except for such conflicts, breaches, violations, defaults, accelerations, repayments, repurchases, liens, charges or encumbrances that would not singly or in the aggregate have a Material Adverse Effect; or (D) based upon such counsel's review of the United States Applicable Laws, require any consent, approval or authorization or order of, or qualification with any United States federal or state governmental agency, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws or state insurance laws in connection with the offer and sale of the Securities;

                    (iii) such counsel does not know, after inquiry of Company officers and based solely on such inquiry, of any action, suit or proceeding before or by any United States federal or state government, governmental instrumentality or court now pending or threatened against or affecting the Company or its subsidiaries of any of their respective properties that is required to be described in the Registration Statement or the Prospectus and is not so described or of any contract or other document that is required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed, as required;

                    (iv) the Registration Statement and the Prospectus (except for financial statements, schedules and other financial, statistical and actuarial data, included in or excluded from the Registration Statement and the Prospectus as to which counsel need not opine) comply as to form in all material respects with the requirements of the Securities Act;

                    (v) the statements in the Registration Statement and the Prospectus insofar as they are descriptions of contracts, agreements or the Articles, or refer to statements of United States federal or New York State laws or United States federal or New York State legal conclusions, are accurate and present fairly the information required to be shown;

                    (vi) the discussion of tax matters set forth under the heading "--Taxation of Shareholders of the Company--United States Taxation of U.S. and Non-U.S. Shareholders" in the Prospectus contains the relevant and material provisions of present United States tax law applicable to the offering of the Securities and the statements thereunder are true and correct (subject to the qualifications and assumptions set forth in such discussion) as of the Closing Date; and

                    (vii) each of the U.S. Insurance Subsidiaries is duly registered as an insurer under the Texas Insurance Code, the Georgia Insurance Code or the Insurance Law of the State of New York (as applicable) and the regulations promulgated thereunder (collectively, the "U.S. Insurance Laws") and as so registered, the U.S. Insurance Subsidiaries each may conduct the insurance business described in the Prospectus as conducted by them.

          Such counsel shall also state that it has been advised by the Commission that the Registration Statement became effective under the Securities Act; that any required filings of the Prospectus pursuant to Rule 424 (b) have been made in the manner and within the time period required by Rule 424(b); and that, based solely on conversations with the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for the purpose have been instituted, are pending or, to such counsel's knowledge, are contemplated under the Securities Act.

          Such counsel shall also state that they have examined various documents and participated in conferences with representatives of the Company and its accountants and with representatives of the Representatives and their counsel at which times the contents of the Registration Statement and the Prospectus and related matters were discussed, and that, although they are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or making any representation that they have independently verified or checked the accuracy, completeness or fairness of such statements, except as set forth above, no facts have come to such counsel's attention that cause such counsel to believe that the Registration Statement, at the time it became effective and as of the date of the Terms Agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus, as of the date of the Terms Agreement and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not mislead-ing (such counsel need not express a belief with respect to the financial statements, schedules and other financial data included in or excluded from the Registration Statement and the Prospectus).

               (h) The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the Registration Statements and the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

               (i) The Representatives shall have received a certificate, dated such Closing Date, of any two of the Chairman, President and Chief Executive Officer; Vice Chairman; Chief Financial Officer; and General Counsel and Secretary of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct in all material respects; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

               (j) The Representatives shall have received a letter, dated such Closing Date, of Coopers & Lybrand L.L.P. which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

          The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Lead Underwriter may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder and under the Terms Agreement.

          7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

               (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

               (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above . In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

               (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

               (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

          8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on the Closing Date, the Lead Underwriter may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Lead Underwriter and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9. As used in this Agreement, the term

"Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

          9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to
Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to
Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

          10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their addresses furnished to the Company in the Terms Agreement, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 30 Woodbourne Avenue, Hamilton HM 08 Bermuda, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to
Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

          11. Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Company and the Underwriters and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

          12. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under the Terms Agreement (including the

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provisions of this Agreement) taken by the Representatives jointly or by the
Lead Underwriter will be binding upon all the Lead Underwriters.

          13. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

          14. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby. The Company irrevocably appoints CT Corporation, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 10, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

     The obligation of the Company in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

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